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                                                        Exhibit 3(A)(2)


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SERVOTRONICS, INC.

     Servotronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That, at a meeting duly called and held on April 24, 1984, the Board of Directors of said corporation adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation consisting of the addition thereto of the following new articles "TENTH" and "ELEVENTH":

                           "TENTH: Notwithstanding any other provision of this
                  Certificate of Incorporation or the By-Laws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting except action taken upon the signing of a consent in writing, setting forth the action so taken, by holders of all the outstanding capital stock of the Corporation entitled to vote thereon.

                           ELEVENTH:

                           1. The affirmative vote of the holders of not less
                  than seventy-five percent (75%) of the outstanding shares of "Common Stock" (all terms in this Article ELEVENTH identified by quotation marks on first use




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                  are hereinafter defined) shall be required for the approval or authorization of any "Business Combination" of the Corporation or any "Subsidiary" with any "Related Person", or any "Affiliate" or "Associate" of any Related Person, notwithstanding the fact that the law or any agreement between the Corporation and a national securities exchange or any other agreement or authority may otherwise require or specify a lesser percentage, PROVIDED, HOWEVER, that the seventy-five percent (75%) voting requirement shall not be applicable, and such Business Combination shall require only such affirmative vote as is otherwise required by law, any agreement between the Corporation and a national securities exchange, or any other agreement or authority if:

                                    (a) such Business Combination shall have
                  been approved by a resolution adopted by seventy-five percent (75%) of those members of the Board of Directors of the Corporation holding office at the time such resolution is adopted who are not "Related Person Directors"; or

                                    (b) all of the following conditions are met:

                                            (1)  the cash or "Fair Market
                  Value" of the property, securities or other consideration to be received per share by the holders of Common Stock of the Corporation is not less than the highest of:

                                                     (A) the highest per
                  share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person to become the "Beneficial Owner" of any share of Common Stock of the Corporation (i) within the period beginning two (2) years prior to the "Announcement Date" and ending on the later of the "Announcement Date" or the date ten
                  (10) calendar days before the "Combination Date" or (ii) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or


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                                                     (B) the Fair Market Value
                  per share of the shares of Common Stock of the Corporation being acquired in the Business Combination as of (i) the Announcement Date or (ii) the tenth calendar day prior to the Combination Date or (iii) the date on which the Related Person became a Related Person, whichever is highest; or

                                                     (C) the Fair Market Value
                  per share of Common Stock as determined pursuant to subparagraph (B) of this Section 1(b)(1) multiplied by a fraction, the numerator of which is the highest price per share (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any shares of Common Stock of which it acquired Beneficial Ownership within the two-year period immediately prior to the date used to determine the Fair Market Value pursuant to subparagraph (B) of this Section 1(b)(1) and the denominator of which is the Fair Market Value per share of Common Stock of the Corporation on the first day in such two-year period on which the Related Person became the Beneficial Owner of any shares of Common Stock; and

                                            (2) the consideration to be
                  received by holders of Common Stock of the Corporation shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its acquisition of Beneficial Ownership of shares of Common Stock of the Corporation. If the consideration so paid for any such share varied in form, the form of consideration shall be either cash or the form used to acquire Beneficial Ownership of the largest number of shares of Common Stock of the Corporation previously Beneficially Owned by such Related Person.

                           2. For purposes of this Article ELEVENTH:

                                    (a) The term "Business Combination" shall
                  mean:


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                           (1) any merger or consolidation of the Corporation or
                  a Subsidiary with any Person which is, or after such merger or consolidation would be, a Related Person or an Affiliate or Associate of a Related Person;

                           (2) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) with any Related Person or any Affiliate or Associate of any Related Person, of all or any "Substantial Part" of the assets of the Corporation or of a Subsidiary to a Related Person or any Affiliate or Associate of any Related Person;

                           (3) the adoption of any plan or proposal for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person;

                           (4) the issuance or transfer to any Related Person or
                  any Affiliate or Associate of any Related Person, in exchange for cash, securities or other property, of

                              (A) shares of Common Stock equivalent to ten
                  percent (10%) or more of the shares of Common Stock outstanding immediately after such issuance or transfer or

                              (B) other securities of the Corporation or
                  securities of a Subsidiary having an aggregate Fair Market Value on the date of such issuance or transfer equivalent to fifteen percent (15%) of the Corporation's total assets as shown on its most recent audited consolidated balance sheet or more; PROVIDED HOWEVER, that this subparagraph (4) of Section 2(a) shall not apply to the issuance or transfer of securities pursuant to the conversion of convertible securities or the exercise of rights, warrants or options to acquire securities if the convertible securities, rights, warrants or options were outstanding on July 26, 1984 or were authorized by a resolution adopted by seventy-five percent (75%) of those members of the Board of Directors holding office at

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                  the time such resolution is adopted who are not Related
                  Person Directors;

                           (5) any reclassification of securities (including any
                  reverse stock split) or recapitalization of the Corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of the Common Stock of the Corporation or the equity securities of any Subsidiary which is Beneficially Owned by any Related Person; and

                          (6) any agreement, contract or other arrangement
                  providing for any of the transactions described in this definition of Business Combination.

                     (b) Notwithstanding subparagraph (a) of this Section 2,
                  the term "Business Combination" shall not include a transaction which would otherwise be a Business Combination if such transaction involves solely the Corporation and a Subsidiary none of whose stock is Beneficially Owned by a Related Person (other than Beneficial Ownership arising solely because of "Control" of the Corporation); PROVIDED, HOWEVER, that if the Corporation is not the surviving company or if the Business Combination will cause the shareholders of the Corporation to receive consideration in addition to or in total or partial exchange for their Common Stock of the
                  Corporation:

                           (1) each holder of Common Stock of the Corporation
                  receives the same type of consideration in such transaction in proportion to such holder's stockholdings;

                           (2) the provisions of Articles TENTH and ELEVENTH of
                  the Corporation's Certificate of Incorporation are continued in effect or adopted by the surviving company as part of its articles of incorporation and such articles have no provisions inconsistent with Articles TENTH and ELEVENTH; and

                           (3) the provisions of the Corporation's By-Laws are
                  continued in effect or adopted by the surviving company.


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                     (c) The term "Person" shall mean any individual, firm,
                  corporation or other entity and shall include any group comprised of any Person and any other Person or Persons with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Common Stock of the Corporation.

                     (d) The term "Related Person" shall mean any Person (other than the Corporation) who or which:

                           (1) is the Beneficial Owner of over twenty percent
                  (20%) of the Common Stock of the Corporation; or

                           (2) is an Affiliate or Associate of the Corporation
                  and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner of over twenty percent (20%) of the Common Stock of the Corporation.

                      (e) A Person shall be a "Beneficial Owner" and shall be
                  deemed to have "Beneficial Ownership" of any shares of Common Stock of the Corporation (whether or not owned of record):

                           (1) with respect to which such Person or any
                  Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of Common Stock, or (B) investment power, including the power to dispose of or to direct the disposition of such shares of Common Stock; or

                           (2) which such Person or any of its Affiliates or
                  Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement

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                  or understanding (whether such right is exercisable
                  immediately or only after the passage of time); or

                           (3) which are Beneficially Owned, within the meaning
                  of subparagraphs (1) and (2) of this Section 2(e), by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets of the Corporation or a Subsidiary.

                     (f) For the purposes of determining whether a Person is a
                  Related Person pursuant to subparagraph (d) of this Section 2,

                           (1) the number of shares of Common Stock of the
                  Corporation deemed to be outstanding shall include shares deemed Beneficially Owned by such Person through application of subparagraph (2) of Section 2(e) above, but shall not include any other shares of Common Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and

                           (2) the number of shares of Common Stock of the
                  Corporation deemed Beneficially Owned by such Person shall not include any shares:

                                                     (A) held by any trust for
                  the benefit of an "Employee" or group or class of Employees described in Section 401(a) of the "Code" that is exempt from tax under Section 501(a) of the Code or any other compensation plan of the Corporation or a Subsidiary for the benefit of an Employee or group or class of Employees, or

                                                     (B) acquired by any means
                  other than purchase from any trust or plan described in subparagraph (A) above and held by an Employee, the personal


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                  representative of a deceased Employee or a distributee by
                  reason of the death of an Employee, or

                                                     (C) acquired upon exercise
                  of any option or right issued by the Corporation or any Subsidiary for the benefit of an Employee or Employees, whether or not the option or right is described in Sections 422, 422A, 423 or 424 of the Code, and held by an Employee, the personal representative of a deceased Employee or a distributee by reason of the death of an Employee.

                        (g) An "Affiliate" of a Related Person is a Person
                  that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Related Person, but no person shall be an Affiliate of a Related Person if the affiliation results solely because of service by both the person and the Related Person as one or more of the following: Directors of the Corporation or any Subsidiary or Employees.

                        (h) An "Associate" of a Related Person is any:

                           (1) corporation or organization (other than the
                  Corporation or a Subsidiary) of which such Related Person is an officer or partner or is the Beneficial Owner of ten percent (10%) or more of any class of equity securities; or

                           (2) trust or other estate in which such Related
                  Person has a five percent or larger beneficial interest of any nature or as to which such Related Person serves as a trustee or in a similar fiduciary capacity; or

                           (3) member of such Related Person's immediate family,
                  which includes such Related Person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law; PROVIDED, HOWEVER, that no person shall be an Associate of a Related Person if the association results solely because of service by both the

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                  person or the Related Person as one or more of the following:
                  Directors of the Corporation or any Subsidiary or Employees.

                        (i) The term "Subsidiary" means any corporation of
                  which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation.

                        (j) The term "Substantial Part" shall mean more than
                  twenty percent (20%) of the Fair Market Value, as determined by a majority of the Directors who are not Related Person Directors, of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

                        (k) In the event of any Business Combination in which
                  the Corporation survives, the phrase "other consideration to be received" as used in Section 1(b)(1) of this Article ELEVENTH shall include the shares of Common Stock retained by the holders of such shares.

                        (l) The term "Fair Market Value" means: (1) in the case
                  of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange or listed on the New York Stock Exchange, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any successor system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of



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                  such stock as determined in good faith by a majority of the
                  Directors who are not Related Person Directors; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Directors who are not Related Person Directors.

                        (m) The term "Related Person Director" means any member
                  of the Board of Directors of the Corporation who concurrently is a Related Person or an Affiliate or Associate of a Related Person or an officer, director or employee of a Related Person or of an Affiliate or Associate of a Related Person.

                        (n) A Related Person shall be deemed to have acquired a
                  share of the Common Stock of the Corporation at the time when such Related Person became the Beneficial Owner thereof. If a majority of the Directors who are not Related Person Directors is not able to determine the price at which a Related Person has acquired a share of Common Stock of the Corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person became the Beneficial Owner thereof. With respect to shares Beneficially Owned by Affiliates, Associates or other Persons whose Beneficial Ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other Person, or, if such price is not determinable by a majority of the Directors who are not Related Person Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate or other such Person became the Beneficial Owner thereof.

                        (o) The term "Announcement Date" shall mean the date
                  upon which any information with respect to a Business Combination is publicly announced which discloses:


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                           (1) the identity of the Corporation or a Subsidiary
                  as a participant or proposed participant in any Business Combination;

                           (2) the identity of the Related Person or any
                  Affiliate or Associate of such Related Person as a participant or proposed participant in any Business Combination (unless the Business Combination is one of the transactions described in subparagraph (5) of Section 2(a) above, in which case the information specified in this subparagraph (2) need not be publicly announced in order for an Announcement Date to have occurred); and

                           (3) the amount of consideration to be received by the
                  stockholders of the Corporation or a Subsidiary in exchange for their stock in or as a result of such Business Combination, or the amount of consideration to be received by the Corporation or a Subsidiary in or as a result of such Business Combination, or the basic terms of any such Business Combination that is one of the transactions described in subparagraph (5) of Section 2(a) above.

                        (p) The term "Combination Date" shall mean the date
                  upon which any Business Combination is consummated; if the tenth calendar day prior to any Combination Date is not a business day, then any reference thereto in this Article ELEVENTH shall mean the next succeeding business day.

                        (q) The term "Common Stock" shall mean the Common Stock
                  of the Corporation.

                        (r) The term "Control" (used as a noun or in various
                  verb forms) shall mean the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                        (s) The term "Code" shall mean the Internal Revenue
                  Code of 1954, as amended, and each reference to any section of the Code


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                  shall include reference to any successor section.

                         (t) The term "Employee" or "Employees" shall mean an
                  employee or employees of the Corporation or any Subsidiary.

                      3. On the basis of information known to them, the Board
                  of Directors of the Corporation, acting by resolutions adopted by a majority of those members of the Board of Directors who are not Related Person Directors, shall make all determinations to be made under this Article ELEVENTH, including:

                         (a) the Announcement Date and Combination Date of a
                  Business Combination;

                         (b) the number of shares of Common Stock of which a
                  Person is the Beneficial Owner;

                         (c) whether a Person is an Affiliate or Associate of
                  another Person;

                         (d) whether a Person has an agreement, arrangement or
                  understanding with another Person as to the matters specified in Section 2(e) of this Article ELEVENTH;

                         (e) the date upon which a Person became the
                  Beneficial Owner of any share or shares of Common Stock;

                         (f) the price paid by a Person to acquire Beneficial
                  Ownership of any share or shares of Common Stock; and

                         (g) the resolution of any ambiguity or conflict
                  arising in connection with the interpretation or application of this Article ELEVENTH.

                      4. The fact that any Business Combination complies with
                  the provisions of Section 1(b) of this Article ELEVENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or



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          recommend its adoption or approval to the shareholders of the
          Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

               5. This Article ELEVENTH shall not be altered, amended or repealed except by a vote of the holders of eighty percent (80%) of the issued and outstanding Common Stock of the Corporation."

          SECOND: That thereafter a meeting of the stockholders of said corporation was duly called and held, upon written notice, at which meeting a majority of the shares entitled to vote on said amendment voted in favor of the adoption thereof, such vote being sufficient under the General Corporation Law of Delaware and said corporation's Certificate of Incorporation to adopt said amendment.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

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     IN WITNESS WHEREOF, Servotronice, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and attested by its Assistant Secretary this 27th day of August, 1984.

                                              SERVOTRONICS, INC.


                                              By /s/ Nicholas D. Trbovich
                                                ----------------------------
                                                Nicholas D. Trbovich
                                                  President

ATTEST:

/s/  Bernadine E. Kucinski
----------------------------
Bernadine E. Kucinski
Assistant Secretary

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